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                                                                   EXHIBIT 10.19



                               THIRD AMENDMENT TO
                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT


        WHEREAS, Wynn's International, Inc. (the "Company") and James Carroll (the "Executive") entered into an executive deferred compensation agreement in February 1997 (the "Revised Agreement") which superseded a series of prior deferred compensation agreements (the "Prior Agreements") pursuant to which the Executive elected to defer certain portions of his compensation from the Company; and

        WHEREAS, the Company and the Executive amended the Revised Agreement on December 1, 1997 (the "First Amendment"); and

        WHEREAS, the Company and the Executive amended the Revised Agreement on February 26, 1998 (the "Second Amendment"); and

        WHEREAS, the Company and the Executive desire to amend the Revised Agreement again to reflect their agreement with respect to the contribution and investment of amounts deferred by Executive; and

        WHEREAS, the Executive has no ability at the present time to demand payment of any amounts pursuant to the Revised Agreement or any Amendment thereto; and

        WHEREAS, the Company believes that the adoption of this Amendment is in the best interests of the Company;

        NOW, THEREFORE, it is hereby declared as follows:

        1. Section 1 of the Revised Agreement is amended to read in its entirety as follows:

        "1.    AMOUNT OF DEFERRALS.

               The Deferrals under this Agreement shall consist of (i) $1,465,141.26 representing the sum of Executive's compensation deferrals under the Prior Agreements, plus interest thereon through December 31, 1996,
    (ii) any compensation deferred by Executive for services rendered after December 31, 1996 but before the Effective Date (as hereafter defined) plus interest thereon pursuant to the terms of this Agreement, (iii) amounts deferred by Executive after the Effective Date and (iv) gains or losses from Executive's allocation of Deferrals to investments as of and after the Effective Date pursuant to the provisions of Section 2."

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        2. Section 2 of the Revised Agreement is amended to read in its entirety as follows:

        "2.    INVESTMENT OF DEFERRALS.

               (a) Executive's Deferrals made prior to the Effective Date shall bear interest at the lesser of (i) the rate of 15% per annum, or (ii) the prime rate as quoted by Bank of America, NT&SA on the last business day of each calendar quarter, as follows:

                      (1) The Deferrals made prior to January 1, 1997 shall bear interest from January 1, 1997 to the Effective Date; and

                      (2) Any Deferrals made after December 31, 1996 but before the Effective Date of this Agreement shall bear interest from the date the deferral is credited to the account of Executive through the Effective Date.

               (b) On or about the Effective Date, Company shall calculate the value of all then existing Deferrals and interest accrued thereon (the "Effective Date Account Balance"). Executive shall allocate the full amount of the Effective Date Account Balance among the investment options offered pursuant to the Fidelity Corporate plan for Retirement Select Plan (the "Plan"). Executive's account balance as of any future measurement date shall be the net realizable value of the Effective Date Account Balance and any subsequent Deferrals plus or minus gains or losses, as of such measurement date, from investments designated by Executive pursuant to the Plan as reflected on the statement for such measurement date described in Section 6(b) below (the "Total Deferral Balance")."

        3. Section 4 of the Revised Agreement is amended to read in its entirety as follows:

               "4.    DISTRIBUTION.

                      (a) The Total Deferral Balance shall be paid to the Executive in a single lump sum.

                      (b) Payment of the Total Deferral Balance shall be made within ninety (90) days after the later of (i) the occurrence or event which results in the Executive no longer serving as the Chairman of the Board of the Company (including, but not limited to, the death, disability, resignation, retirement, or termination of the Executive), or (ii) the date of execution of this Agreement.



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                      (c) In the event that the Executive dies prior to the
        payment of the Total Deferral Balance pursuant to the terms of this Agreement, payment of the remaining amount shall be made at the time and in the form set forth above to the Executive's spouse (as of his date of death, if she is then living). If the Executive has no living spouse at such time, payment shall be made at the time and in the manner set forth above to the Executive's estate."

        4. Section 6 of the Revised Agreement is amended to read in its entirety as follows:

               6.     "STATEMENTS.

                      (a) Prior to the Effective Date, Company shall furnish Executive (or, in the event of the Executive's death, his spouse or estate) a statement with respect to his Deferrals on a quarterly basis as of each March 31, June 30, September 30 and December 31. Such statement shall set forth the balance of the Deferrals held by the Company for the Executive's account for the quarter then ending, and any interest credited or payments made with respect to such Deferrals during that quarter.

                      (b) After the Effective Date, Company shall furnish Executive with such statements of Executive's Total Deferral Balance as of periodic measurement dates as may be provided pursuant to the Plan. Such statements shall be presumed to be correct and complete."

        5. Section 7 of the Revised Agreement is amended to read in its entirety as follows:

               7.     "GENERAL CREDITOR.

                      (a) Prior to the Effective Date, Executive and his beneficiaries (including his spouse and his estate), heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. Company's obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Executive and his beneficiaries shall be no greater than those of unsecured general creditors.



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                      (b) As of the Effective Date, Company agrees to fund an
        irrevocable rabbi trust for the benefit of Executive and other Plan participants, if any (the "Trust"), with Fidelity Management Trust Company acting as Trustee of the Trust pursuant to the Plan. The Trust shall be funded by the Company within ninety (90) days of the Effective Date in an amount equal to the Effective Date Account Balance. The Trustee of the Trust shall invest the amount of the Effective Date Account Balance as designated by Executive pursuant to Section 2. The Trust shall provide that the assets in the Trust are held for the sole purpose of paying amounts due to Plan participants, subject only to the general creditors of the Company should the Company become bankrupt or insolvent. In the event of bankruptcy or insolvency, Executive (or his spouse or estate) and other Plan participants, if any, shall have no greater right with respect to the Trust assets than that of a general, unsecured creditor of the Company."

        6. Except as expressly amended in this Third Amendment, the provisions of the Revised Agreement, as amended by the First Amendment and the Second Amendment, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement in the County of Orange, California as of the 6th day of January, 1999 (the "Effective Date").


                                        WYNN'S INTERNATIONAL, INC.


                                        By:  Seymour A. Schlosser
                                             -----------------------------------

                                        Its:  Vice President-Finance
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                                        JAMES CARROLL


                                        /s/ James Carroll
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